Exhibit 99.1

FOR IMMEDIATE RELEASE

For Additional Information:

A. William Stein	Amy Cozamanis	Timothy Grace
Chief Financial Officer and	Investor/Analyst Information	Media Information
Chief Investment Officer	Financial Relations Board	Financial Relations Board
Digital Realty Trust, Inc.	(310) 854-8314	(312) 640-6667
(415) 738-6500

DIGITAL REALTY TRUST, INC. REPORTS 2005 SECOND QUARTER RESULTS

Strong Financial Results Driven by Digital Realty’s

Continued Consolidation of the Technology Real Estate Sector

Highlights:

•	Reported FFO of $0.37 per diluted share and unit for the second quarter of 2005.

•	Reported net income available to common stockholders of $0.10 per diluted share for the second quarter of 2005.

•	Acquired seven properties for approximately $250.6 million in the second quarter of 2005.

•	Leased more than 35,000 square feet of technical space and more than 161,500 square feet of non-technical space year-to-date through July 31, 2005.

•	Subsequent to quarter end, completed a successful public offering of common and series B preferred stock. The common stock offering was upsized by 20%, and over-allotments were fully exercised on both offerings generating gross proceeds of approximately $167.8 million.

San Francisco, Calif. (August 9, 2005) – Digital Realty Trust, Inc. (NYSE: DLR), an owner and manager of corporate data centers and Internet gateways, today announced financial results for its second quarter ended June 30, 2005. The Company reported revenue of $49.7 million in the second quarter of 2005. Net income for the second quarter of 2005 was $4.3 million, and net income available to common stockholders was $2.1 million, or $0.10 per diluted share. Funds from operations (FFO) for the three months ended June 30, 2005 was $19.6 million, or $0.37 per diluted share and unit.

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560 MISSION STREET, SUITE 2900

SAN FRANCISCO, CA 94105

415-738-6500

Digital Realty Trust, Inc. Reports 2005 Second Quarter Results

August 9, 2005

Other revenues in the second quarter of 2005 totaled $3.9 million, which included a $2.5 million lease termination payment received in cash and $1.1 million of non-cash revenue from the reversal of the recorded liability for the unamortized balance of the acquired below market lease intangible related to the terminated lease, both recognized following the early termination of a tenant lease. Other expenses in the second quarter of 2005 were $1.0 million, comprised mainly of a $0.9 million non-cash expense for assets written off following the early lease termination mentioned above.

For the first six months of 2005, Digital Realty Trust reported revenue of $89.3 million. Net income for the first six months of 2005 was $7.1 million, and net income available to common stockholders was $3.6 million, or $0.17 per diluted share. FFO for the six months ended June 30, 2005 was $35.4 million, or $0.67 per diluted share and unit.

The Company commenced operations on November 3, 2004, and as such, comparisons to the prior year period have not been included in this press release. Financial results for Digital Realty Trust’s predecessor for the second quarter and first six months of 2004 will be available in the Company’s Form 10-Q for the three and six month periods ended June 30, 2005, as filed with the Securities and Exchange Commission on or before August 15, 2005.

“We had another very strong showing this quarter,” said Richard Magnuson, Executive Chairman of Digital Realty Trust. “As trends in our marketplace improve, our team continues to execute well against our business strategy. As a result, we expect to further solidify our position as the leading owner and operator of mission-critical, technology-related real estate.”

Balance Sheet Update

Total assets grew to $1.4 billion at June 30, 2005, from $1.0 billion at December 31, 2004. Cash and cash equivalents were $4.0 million at June 30, 2005 compared to $4.6 million at December 31, 2004. Total debt at June 30, 2005 was $765.7 million and stockholders’ equity was $266.1 million, up from $519.5 million and $173.2 million at December 31, 2004, respectively.

During the second quarter of 2005, Digital Realty Trust amended its unsecured revolving credit facility, giving the Company the ability to increase commitments under the facility to $350.0 million, and adding a $100.0 million sub-facility for foreign multi-currency advances.

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Digital Realty Trust, Inc. Reports 2005 Second Quarter Results

August 9, 2005

Subsequent to the end of the second quarter of 2005, Digital Realty Trust completed two successful equity offerings, including a follow-on common stock offering and a series B preferred stock offering. Both offerings were oversubscribed and the common stock offering was upsized by 20%. The over-allotment options on both offerings were also fully exercised. The gross proceeds of approximately $167.8 million were used to repay borrowings under the Company’s revolving credit facility.

“Our recently completed equity offerings provide us with significant growth capital,” said A. William Stein, Chief Financial Officer and Chief Investment Officer of Digital Realty Trust. “At the end of June, pro forma for the equity offerings described above and using our closing share price on August 9th, our ratio of total debt to total enterprise value is 32.3% and our total availability under the revolving credit facility is $163 million. Approximately 85% of our total debt is fixed and our maturity schedule remains attractive, with no significant maturities over the next five years, including extension options. The strong financial position we’ve built enhances our ability to implement our long-term growth initiatives.”

Acquisition and Leasing Activity

The Company met its original full-year 2005 acquisition targets in the second quarter of 2005. In anticipation of meeting this target well ahead of schedule, Digital Realty Trust increased its full-year 2005 acquisition and leasing objectives on May 11, 2005. At that time, the Company said it was expecting full year 2005 property acquisitions to be in the range of $300 to $350 million, lease-up of basic commercial space to be in the range of 150,000 to 200,000 square feet, and lease-up of highly improved technology space to be approximately 40,000 square feet.

The Company acquired seven properties in the second quarter of 2005 for a total of approximately $250.6 million. The acquired properties include the Lakeside Technology Center, one of Chicago’s premier Internet gateway and data centers, a Denver-area data center fully-leased to Ameriquest Mortgage Company, and four mission-critical data centers and one office building located in Northern and Southern California, fully-leased to Savvis, Inc. Including these acquisitions, Digital Realty Trust has acquired nine properties for a total of approximately $325.2 million since the beginning of 2005.

Year-to-date through July 31, 2005, Digital Realty Trust has leased more than 35,000 square feet of highly improved technology space at an average annualized rent of more than $92.00 per square foot and more than 161,500 square feet of basic commercial space at an average annualized rent of almost $19.50 per square foot.

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Digital Realty Trust, Inc. Reports 2005 Second Quarter Results

August 9, 2005

Excluding space held for redevelopment, occupancy across Digital Realty’s property portfolio was approximately 89.7% at June 30, 2005, up from 88.9% at March 31, 2005.

“Acquisition and leasing activity is a top priority for us, and our success has enhanced the overall quality of our real estate portfolio,” said Michael Foust, Chief Executive Officer of Digital Realty Trust. “Since the beginning of the year, we’ve added 2.1 million square feet of space in nine properties. In line with our business plan, this growth has further diversified our asset base, either by tenant, geography, or both. Future acquisitions are a key element of our growth strategy. At the same time, we plan to aggressively manage and lease all of our assets to maximize their cash flow and enhance shareholder value.”

2005 Outlook

Digital Realty Trust reiterated its 2005 outlook as follows: FFO per share and unit for the year ending December 31, 2005 is expected to be between $1.35 and $1.40. A reconciliation of the range of 2005 projected net income to projected FFO follows:

(in millions, except share and unit data)	Low end of range	High end of range
Net income	$11.3	$12.7

Plus: Minority interest in operating partnership	$13.5	$15.2

Net income before minority interest in operating partnership but after minority interest in consolidated joint ventures	$24.8	$27.9
Plus: Real estate related depreciation and amortization	60.1	60.1

Funds from operations	$84.9	$88.0
Less: Preferred stock dividends	(10.1)	(10.1)

FFO available to common stockholders and unit holders	$74.8	$77.9

FFO per share of common stock and unit outstanding	$1.35	$1.40

Weighted average number of shares of common stock and units outstanding	55.5	55.5

The guidance provided by Digital Realty Trust in this press release is based on the following full-year 2005 assumptions as of August 9, 2005:

•	Total acquisitions in the range of $450.0 million to $500.0 million, at an average cap rate of 8.75% to 9.25%.

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Digital Realty Trust, Inc. Reports 2005 Second Quarter Results

August 9, 2005

•	The lease-up of 200,000 square feet of basic commercial space at an average gross rent of $20.00 per square foot.

•	The lease-up of approximately 45,000 to 50,000 square feet of highly improved technology space at an average gross rent of $60.00 per square foot.

Management Note Regarding FFO Presentation

FFO is a supplemental non-GAAP financial measure used by the real estate industry to measure the operating performance of real estate companies. FFO should not be considered as a substitute for net income (loss) determined in accordance with GAAP as a measure of financial performance. A reconciliation from GAAP net income to FFO is included as an attachment to this press release.

Investor Conference Call Details

Digital Realty Trust will host a conference call to discuss its 2005 second quarter results tomorrow, Wednesday, August 10, 2005 at 1:00 p.m. EDT/10:00 a.m. PDT. Investors are invited to participate on the call by dialing 800-218-0204 (domestic) or 303-262-2138 (international). Additionally, the call will be webcast live in the Investor Relations section of Digital Realty Trust’s website at www.digitalrealtytrust.com. For those who cannot participate on the live call or webcast, a replay of the webcast will be available in the Investor Relations section of Digital Realty Trust’s website at www.digitalrealtytrust.com.

About Digital Realty Trust, Inc.

Digital Realty Trust, Inc. owns, acquires, repositions and manages technology-related real estate. The Company’s 33 properties contain applications and operations critical to the day-to-day operations of technology industry tenants and corporate enterprise data center tenants. Comprising approximately 7.8 million net rentable square feet, excluding space held for redevelopment, Digital Realty Trust’s property portfolio is located throughout the United States, with one property located in London, England. For additional information, please visit the company’s website at www.digitalrealtytrust.com.

Safe Harbor Statement

This press release contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include adverse economic or real estate developments in the Company’s markets or the technology industry; general economic conditions; defaults on or non-renewal of leases by tenants;

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Digital Realty Trust, Inc. Reports 2005 Second Quarter Results

August 9, 2005

increased interest rates and operating costs; inability to manage growth effectively; failure to obtain necessary outside financing; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully operate acquired properties and operations, failure of acquired properties to perform as expected; failure to maintain the company’s status as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in foreign currency exchange rates; and changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see the reports and other filings by the Company with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2004. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Digital Realty Trust, Inc. Reports 2005 Second Quarter Results

August 9, 2005

Digital Realty Trust, Inc.

Consolidated Statements of Operations

(in thousands, except share data)

(unaudited)

	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005
Revenues:
Rental	$37,604	$70,295
Tenant reimbursements	8,113	14,633
Other	3,946	4,378

	49,663	89,306

Expenses:
Rental property operating and maintenance	9,718	16,863
Property taxes	4,910	8,591
Insurance	530	1,129
Interest	9,289	17,410
Depreciation and amortization	14,328	26,471
General and administrative	2,453	4,866
Loss from early extinguishment of debt	—	125
Other	961	1,482

	42,189	76,937

Income before minority interests	7,474	12,369
Minority interests in consolidated joint ventures	4	7
Minority interests in operating partnership	(3,143)	(5,302)

Net income	4,335	7,074
Preferred stock dividends	(2,199)	(3,470)

Net income allocable to common stockholders	$2,136	$3,604

Basic income per share available to common stockholders	$0.10	$0.17
Diluted income per share available to common stockholders	$0.10	$0.17
Weighted average common shares outstanding:
Basic	21,421,300	21,421,300
Diluted	21,584,913	21,559,958

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Digital Realty Trust, Inc. Reports 2005 Second Quarter Results

August 9, 2005

Digital Realty Trust, Inc.

Consolidated and Combined Balance Sheets

(in thousands, except share data)

	June 30, 2005	December 31, 2004
	(unaudited)
Assets
Investments in real estate:
Land	$172,919	$129,112
Acquired ground lease	1,477	1,477
Buildings and improvements	810,740	613,058
Tenant improvements	114,563	74,745

Investments in real estate	1,099,699	818,392
Accumulated depreciation and amortization	(45,098)	(30,980)

Net investments in real estate	1,054,601	787,412
Cash and cash equivalents	3,982	4,557
Accounts and other receivables	5,021	3,051
Deferred rent	17,165	12,236
Acquired above market leases, net	49,770	43,947
Acquired in place lease value and deferred leasing costs, net	201,690	136,721
Deferred financing costs, net	7,711	8,236
Restricted cash	24,961	14,207
Other assets	3,355	2,920

Total Assets	$1,368,256	$1,013,287

Liabilities and Stockholders’ Equity
Notes payable under line of credit	$188,000	$44,000
Mortgage loans	555,687	453,498
Other secured loans	22,000	22,000
Accounts payable and other accrued liabilities	24,416	12,789
Accrued dividends and distributions	—	8,276
Acquired below market leases, net	58,513	37,390
Security deposits and prepaid rents	8,001	6,276

Total liabilities	856,617	584,229
Minority interests in consolidated joint ventures	145	997
Minority interests in operating partnership	245,417	254,862
Stockholders’ equity:
Preferred Stock; $0.01 par value; 20,000,000 authorized: 8.50% Series A Cumulative Redeemable Preferred Stock, $103,500,000 liquidation preference, ($25.00 per share), 4,140,000 issued and outstanding	99,297	—
Common Stock; $0.01 par value; 100,000,000 authorized, 21,421,300 shares issued and outstanding	214	214
Additional paid-in capital	182,140	182,411
Dividends in excess of earnings	(16,357)	(9,517)
Accumulated other comprehensive income, net	783	91

Total stockholders’ equity	266,077	173,199

Total liabilities and stockholders’ equity	$1,368,256	$1,013,287

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Digital Realty Trust, Inc. Reports 2005 Second Quarter Results

August 9, 2005

Digital Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Funds From Operations (FFO)

(in thousands, except share and unit data)

	Three Months Ended June 30, 2005	Six Months Ended June 30, 2005
Net income	$2,136	$3,604
Plus minority interests in operating partnership	3,143	5,302
Plus real estate related depreciation and amortization	14,318	26,461

FFO	$19,597	$35,367

Basic and diluted FFO per share and unit	$0.37	$0.67
Total common stock and units outstanding
Basic	52,942,731	52,942,731
Diluted	53,106,344	53,081,389

Note Regarding Funds From Operations

Digital Realty Trust calculates Funds from Operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. Digital Realty Trust also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.

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